Exhibit 99.Q3

POWER OF ATTORNEY

The person whose signature appears below hereby constitutes and appoints Jonathan Krane his or her true and lawful attorney-in-fact and agent, with full power and authority of substitution and resubstitution, to do any and all acts and things and to (i) execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable or which may be required to enable KraneShares Trust (the “Trust”) to comply with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including pre- and post-effective amendments) to the Trust’s Registration Statements on Forms N-1A and N-14, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Trustee and/or officer of the Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and (ii) to execute any and all federal regulatory or other required filings, including all applications for exemptive relief and no-action assurances from regulatory authorities and listing applications from applicable exchanges, to be executed by, on behalf of, or for the benefit of, the Trust, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

As to each of the undersigned, this Power of Attorney shall be valid from the date hereof until revoked by such individual.

WITNESS our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and as of the dates indicated.

Trustee	February 6, 2014